EXHIBIT 99.9 (b)



                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 13 to the Registration Statement (File Nos. 33-74668 and 811-8326) (the "Registration Statement") of MFS Variable Insurance Trust (the "Trust"), of my opinion dated April 29, 1998, appearing in Post-Effective Amendment No. 11 to the Trust's Registration Statement.


                                                     JAMES R. BORDEWICK, JR.
                                                     -----------------------
                                                     James R. Bordewick, Jr.
                                                     Assistant Secretary


Boston, Massachusetts
March 15, 1999